Exhibit 99.1

  ESSENTIAL REALITY, INC. REPORTS ITS THIRD QUARTER AND NINE MONTHS OPERATING
                                    RESULTS

                       ANNOUNCES NEW FINANCING AGREEMENT

For Immediate Release

College Point, New York - November 15, 2004 - Essential Reality, Inc. (OTC Pink
Sheets: ESSR) announced its results for the third quarter and the nine months ended September 30,2004. The results are those of Alliance Distributors Holding, Inc., a wholly owned subsidiary that the Company acquired on June 29, 2004. The business of Alliance Distributors Holding, Inc. is the only business of the Company.

For the quarter ended September 30, 2004 revenues were $6,924,000, and the Company reported a net loss of $43,000. For the nine months ended September 30, 2004, revenues were $20,201,000 and net income was $40,000. The comparative results for the three and nine months ended September 30, 2003 include the results from August 11, 2003, the date of commencement of operations.

Jay Gelman, Chairman and CEO, said, "We are pleased that we have established ourselves with many major manufacturers in our industry and with key retail outlets within our regional marketplace."

The Company also announced that it has entered into a new financing arrangement with Rosenthal & Rosenthal. The credit facility is an asset based revolving line of credit with a maximum limit of $5,000,000. Jay Gelman said, "Rosenthal & Rosenthal and Alliance have had a relationship since late 2003 through the Rosenthal & Rosenthal factoring division. The new arrangement will allow us to take fuller advantage of all our borrowing power and will give us the ability to take further advantage of opportunity purchases."

For additional information see the Company's SEC Report on Form 10QSB for the period ended September 30, 2004.

ABOUT ALLIANCE DISTRIBUTORS HOLDING, INC.

Alliance Distributors Holding, Inc., which does business as Alliance Distributors, is a full service wholesale distributor of interactive video games and gaming products for key manufacturers and 3rd party publishers in the video game industry. Alliance offers comprehensive support on Playstation 2, PS1, X-Box, Game Cube, and GameBoy systems, peripherals and software titles

SAFE HARBOR

Certain of the above statements contained in this press release may contain forward-looking statements which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Actual results, events and circumstances (including future performance, results and trends) could differ materially from those set forth in such statements due to various factors, risks and uncertainties, including but not limited to, risks associated with technological change, competitive factors and general economic conditions. The Company has no duty and undertakes no obligation to update such statements.

                             ESSENTIAL REALITY, INC
                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                Three Months Ended   Nine Months Ended
                                                   September 30,        September 30,
                                                   2004     2003(1)      2004    2003(1)
                                               -------------------- --------------------
Sales                                         $6,924,181 $352,710  $20,200,199 $352,710

Cost of sales                                  5,966,406  334,184   17,363,624  334,184
                                               ---------  -------  -----------  -------
Gross profit                                     957,775   18,526    2,836,575   18,526

Selling, general and administrative expenses     980,454   74,977    2,704,112   74,977
                                               ---------  -------  -----------  -------
Income (loss) from operations                    (22,679) (56,451)     132,463  (56,451)

Interest expense                                  20,444       64       81,052       64
                                               ---------  -------  -----------  -------

Income (loss) before provision for income taxes  (43,123) (56,515)      51,411  (56,515)

Provision for income taxes                           -        -         11,167        -
                                               ---------  -------  -----------  -------

Net income (loss)                                (43,123) (56,515)      40,244  (56,515)
                                               ---------  -------  -----------  -------
Preferred stock dividends                        105,977        -      106,819        -
                                               ---------  -------  -----------  -------

Net loss available to common shareholders     $(149,100)  $(56,515) $(66,575)   $(56,515)
                                                ========= ========  =========== ========


      (1) The three and nine months ended September 30, 2003 include the results from August 11, 2003, the date of commencement of operations.

        Contact:
        David Devor
        Essential Reality, Inc.
        718-747-1500x117
        ddevor@essentialreality.com